Document No.: DA101A110025-2

Maximum Pledge Contract
(Applicable to Non-Quota Contracts)

[Seal Hubei Minkang Pharmaceutical Co., Ltd. Department of Administration]

Bank of Communications Co., Ltd
October, 2007

Translator’s Declaration:

I, Certify that I have carefully read the original Simplified Chinese document AND I confirm that this translation is a true and accurate English version of such original to the best of my knowledge and belief.

Zhao Zheng           /s/ Zhao Zheng
Certified Translator (Canada)
Certified Member in good standing Status: Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-2471

Document No.: DA101A110025-2

Maximum Pledge Contract

IMPORTANT NOTICE PLEDGOR PLEASE CAREFULLY READ ALL ARTICLES IN THIS CONTRACT, ESPECIALLY ARTICLES MARKED WITH ▲▲. FOR ANY QUESTION, PLEASE REFER TO PLEDGEE FOR EXPLANATIONS IN A TIMELY MANNER.

Pledgor: Hubei Minkang Pharmaceutical Co., Ltd
Legal representative (Principal): GU Shuhua
ID type: Institutional Code Certificate  ID No.: 75700395-9
Statutory (Household) address: No.51 Bingjiang Road, Xiba, Yichang City
Mailing address: Same as above              Postal code: 443000
Contact Phone: 13687275276

Pledgee: Bank of Communications Co., Ltd, Yichang Branch
Principal: YE Fenggao
Mailing address: No.22 Fourth Shengli Road, Yichang City

Whereas, Pledgee (Creditor) has offered or will offer to Hubei Minkang Pharmaceutical Co., Ltd (hereinafter referred to as the “Debtor”) a series of credit facilities, in order to ensure the realization of Creditor’s right of the Pledgee, the Pledgor is willing to create a maximum pledge against assets which it has rights to dispose of for the Creditor’s right of the Pledgee on the basis of such credit facilities to the Debtor.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

To clarify the rights and obligations of both parties, the Pledgor and Pledgee hereby enter into this Contract on the basis of mutual consent.

Article 1         Pledged assets
1.1	The Pledged assets provided by Pledgor shall be: the right to use land (hereinafter referred to as “collateral”).
1.2	Details of pledged properties shall be subject to Schedule of Collateral attached hereto.
1.3	The effect of right to pledge shall extend to collateral and ancillary components, accessory rights, attachments, adhesions, processed items, interests and substitutes.

Article 2         Guarantee liabilities

2.1 The Pledgor shall provide maximum pledge guarantee for all master contracts entered into between the Pledgee and Debtor during the period from May 1st, 2011 to May 1st, 2013.
The master contract referred to in the preceding paragraph shall mean the credit facility contract entered into between the Pledgee and Debtor in connection with loan for issuance of bank accepted bill of exchange. The currency, principal amount, interest rate of Creditor’s right of the Pledgee as well as the performance period of the debt for the Debtor shall be governed by the terms and conditions of the master contract.

2.2 The maximum Creditor’s right guaranteed by the collateral shall be (currency and amount in written form) RMB SEVEN MILLION AND EIGHT HUNDRED THOUSAND YUAN ONLY.

2.3 The scope guaranteed by the pledge shall include the principal amount of Creditor’s right and interest thereof, compound interest, default interest, breach of contract penalty, compensations, and costs for the realization of Creditor’s right and right to pledge under each master contract. The costs for realization of Creditor’s right and right to pledge include, without limitation to costs and expenses for recovering accounts receivable, litigation (or arbitration), disposition of collateral, transfer, preservation, proclamation, execution, legal, business travel and other fees.

▲▲2.4 Both parties hereto specifically agree that the effect of this Contract shall be independent of each master contract, and the ineffectiveness of any master contract or any relevant provisions under this contract shall not affect the effect of this Contract. The Pledgor shall be jointly responsible for the return or indemnification of the Debtor in the event of the invalidation of applicable master contract.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

Article 3         Determination of Creditor’s right Guaranteed

3.1 The principal Creditor’s right guaranteed under this contract shall be determined on the earliest occurrence date among the following dates (the “determination date”):
(1)     The occurrence date of last principal Creditor’s right under all the master contracts;
(2)     Where the collateral are suspended or seized during the pledged period, the date on which the Pledgee receives notice from the authority executing the suspension or seizure;
(3)     The date on which the Debtor or Pledgor is declared bankrupt or revoked;
(4)     The time when the Pledgee exercises its right to pledge in accordance with Article 8 under this contract.

3.2 Principal Creditor’s right that occurs on or before the determination date and the interest (including compound interest, overdue and penalty interest for non-compliance) accrued thereof until the assumption of liabilities by the Pledgor as well as costs for realization of Creditor’s right and right to pledge by the Pledgee specified under Article 2.3 shall all fall within the scope guaranteed under this contract.

Occurrence of principal Creditor’s right shall mean the issuance of loan, financing or issuance of bank accepted bill of exchange, letter of credit, letter of guarantee (including standby letter of credit, similarly hereinafter).

3.3 Where the Pledgee assigns part of the Creditor’s right under the master contract before the determination of principal Creditor’s right, whether the maximum right to pledge will be assigned or not and how the rights will be assigned shall be subject to a written notice by the Pledgee to Pledgor at the time.

Article 4         Registration of Collateral

After the execution of this Contract, the Pledgor shall immediately carry out the pledge registration procedures with registration authority for the collateral under this contract, and deliver, within three days after the completion of the registration procedures, the Certificate of another Party’s Right, Original Pledge Registration Certificate and Original Title Certificate of Collateral to the Pledgee for its safekeeping.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

Article 5         Insurance

5.1 The Pledgor shall have the collateral insured in the amount and term requested by the Pledgee, and shall designate the Pledgee as the first beneficiary of insured benefits.

The Pledgor shall deliver the Original Insurance Policy to the Pledgee for its safekeeping after completing the insurance procedures.

5.2 During the term of this Contract, the Pledgor shall pay all the premiums on time and perform other duties necessary for maintaining the valid continuation of the insurance.

5.3 Where the Pledgor fails to effect or renew the insurance, the Pledgee shall, at its own discretion, have the right to effect and renew insurance, pay premiums on pledgor’s behalf or take other measures necessary for maintaining insurance. The Pledgor shall provide all necessary assistance and be responsible for the premiums and relevant costs thus incurred by the Pledgee.

▲▲Article 6      Representations and warranties by Pledgor

6.1 The Pledgor has the legal civil capacity and full capacity for civil conduct (where the Pledgor is a natural person). The Pledgor is duly incorporated and exists with all necessary capacity for rights (where the Pledgor is not a natural person), and is able to perform its debts under this contract and assume civil liabilities in its own name.

6.2 Execution and performance of this Contract shall reflect the truthful intentions of the Pledgor and all necessary consent, approvals and authorizations have been obtained lawfully.

6.3 All the documents, materials and information provided by the Pledgor to the Pledgee during the execution and performance of this Contract are true, correct, complete and valid.

6.4 Pledgor has full rights of disposition of the collateral; where the collateral are jointly owned, all necessary consent and approvals for the disposition thereof have been acquired.

6.5 There is no defect in the collateral and the collateral have not been suspended,, seized, under scrutiny and controlled in accordance with the law and there are no disputes, pledge, , litigation (arbitration) with respect to the collateral.

6.6 When this Contract is signed, the Debtor is not pledgor’s shareholder or the “actual controller” within the definition under the Company Law.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

▲▲Article 7    Obligations of the Pledgor

7.1 The Pledgor shall be liable for costs in connection with the evaluation, registration, notarization, appraisal, insurance, safekeeping, preservation and care of the collateral under this contract.

7.2 The Pledgor shall use and keep the collateral in a reasonable manner, refrain from using the collateral in any irregular way, maintain and take care to ensure the collateral are in good condition on a regular basis, and have the collateral insured as requested by the Pledgee.

7.3 Without written consent of the Pledgee, the Pledgor shall not act in any way to impair or possibly impair the value of the collateral, dispose of the collateral by assignment, gift, renting, to set up guarantee rights or in any other ways.

7.4 The Pledgor shall cooperate with the Pledgee in the inspection of use, safekeeping, preservation conditions and title of the collateral.

7.5 The Pledgor shall immediately notify Pledgee and provide new guarantee as requested by the Pledgee in the event of any of the following circumstances:
(1) The collateral may be damaged or its value may be obviously impaired;
(2) The sound and good conditions of the collateral are affected or may be affected adversely;
(3) The title to the collateral is disputed;
(4) During the pledged period, the collateral are subject to property preservation or enforcement measures or other mandatory measures such as closure and seizure;
(5) Rights to the pledge are infringed or may be infringed by any third party;
(6) Significant changes to the job or income of the Pledgor (where the Pledgor is a natural person);
(7) The Pledgor (where the Pledgor is not a natural person) is shut down, dissolved, suspended for reorganization of the business; its business license is revoked or cancelled; the Pledgor applies for or is being applied for bankruptcy.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

7.6 Before the Debtor repays all the debts under all the master contracts to the Pledgee, the Pledgor shall not exercise its recovery rights available as a result of performance of this Contract with respect to the Debtor or other guarantors.

7.7 If the Debtor becomes the shareholder or actual controller of the Pledgor before the Debtor repays all the debts under each master contract in full, the Pledgor shall immediately notify the Pledgee, and provide the resolution of shareholder’s meeting (general meeting of shareholders) that approves such provision of guarantee.

7.8 The Pledgor shall assist the Pledgee with the realization of the right to pledge and shall not set up any obstructions.

▲▲Article 8     Realization of the right to pledge

8.1 The Pledgee shall have the right to have the collateral auctioned or sold off in accordance with law in the event of any of the following circumstances:
(1) The Debtor fails to repay in full the principal of loan or financing funds, amounts advanced by the Pledgee or applicable interest under any master contract in a timely manner;
(2) The Pledgor fails to otherwise provide guarantee as specified under Article 7.5.

8.2 Money obtained from auction or sale of the collateral in accordance with law shall be used to:
(1) Repay Debtor’s debts due;
(2) For any Debtor’s debts not due, the balance after repayment will be deposited into a security account designated by the Pledgee; if the Debtor fails to repay applicable debt when it becomes due, then the Pledgee shall have the right to deduct such amount from the security account for repayment of such debt.

8.3 The Pledgor shall agree that where the Creditor’s right guaranteed under this contract is also guaranteed by other guarantee contracts at the same time, the Pledgee shall have the right to, at his own discretion, decide the sequence of the exercise of the rights, and the Pledgee shall have the right to directly exercise the right to pledge without claiming right to other guarantors first; where Pledgee waives its security rights under other guarantee contracts or priority of rights, or changes its security rights, the Pledgor shall still assume guarantee liabilities under this contract without any exemptions.

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

▲▲Article 9      Guarantee clause

9.1 Where the right to pledge is made invalid or ineffective for any of the following reasons, the Pledgor shall provide maximum guarantee for the debts of Debtor under each master contract:
(1) The Pledgor fails to carry out registration procedures for the collateral in accordance with the provisions under Article 4;
(2) Representations and warranties made by the Pledgor under Article 6 are not true;
(3) Other reasons on account of the Pledgor.

9.2 The Maximum Creditor’s right guaranteed by Pledgor shall be (currency and amount in written form) RMB SEVEN MILLION EIGHT HUNDRED THOUSAND YUAN ONLY and the mode of guarantee shall be joint liability guarantee.

9.3 The scope of the master contract guaranteed by the maximum guarantee is consistent with that of the master contract guaranteed by pledge under this contract, namely, the master contract guaranteed by the Pledgor is the master contract specified under Article 2.1 of this contract. The scope guaranteed by the Pledgor shall include the principal and interest, compound interest, default interest, breach of contract penalty, damage compensations, and costs for the realization of Creditor’s right under each master contact. The costs for realization of Creditor’s right include without limitation to the costs and expenses for recovering accounts receivable, litigation (or arbitration), preservation, proclamation, execution, legal, business travel and other fees.

9.4 The term of guarantee shall be calculated respectively in accordance with the term for the performance of the debts (under issuance of bank accepted bill of exchange/letter of credit/letter of guarantee, in accordance with the date on which the Creditor advances payments, similarly hereinafter) agreed to under each master contract. The term of guarantee under each master contract shall be counted from the date on which the term for the performance of the debts agreed to under such master contract expires (or the date on which the Creditor advances payments), until two years after the date on which the term for the performance of the debts agreed to under such master contract as expires last among the expiration of all the master contracts (or the date on which the Creditor advances payments).

Where the master contract provides for the performance of debts in installment by the Debtor, then the term of guarantee for each installment debt under such master contract shall be calculated respectively, and the term of guarantee for each installment debt shall be counted from the date on which the term for performance of such installment debts expires, till two years after the date on which the term for performance of last installment debts under such master contract expires (or the date on which the Creditor advances payments).

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

Where the Creditor declares early expiry for debts under the master contract, then the early expiry date declared shall be the date on which the term for performance of debts expires.

9.5 This guarantee clause shall be valid independently of the remaining clauses under this contract, and the entry into force of this guarantee clause shall be conditional upon the invalidation or annulment of the right to pledge under this contract as a result of reasons listed under Article 9.1.

▲▲Article 10   Dispute settlement

Disputes in connection with this contract shall be settled through lawsuit filed with a competent Court of Pledgee’s domicile. During the dispute period, both parties shall continue to perform other clauses not involved in the dispute.

Article 11      Miscellaneous

▲▲11.1 The Pledgee shall not assume any obligations to provide the Debtor with credit facilities as a result of this Contract.

11.2 The attached Schedule of collateral shall constitute an integral part of this Contract.

11.3 This Contract shall go into effect on the date on which all following conditions have been satisfied: 1) the legal representative (principal) or authorized representative of the Pledgor signs (or stamps) and affixes official seal on this Contract; where the Pledgor is a natural person, the Pledgor signs this Contract; and 2) the principal or authorized representative of Pledgee signs (or stamps) and affixes official seal on this Contract.

11.4 This Contract shall be executed in three originals with the Pledgor and Pledgee each holding one copy and the registration authority of collateral, holding another copy.

Article 12 Other matters agreed-to
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Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

The pledgor has carefully read the foregoing articles and the Pledgee has made explanations as per pledgor. The pledgor agrees with all the content under this Contract.

Pledgor (Official seal /signature)
[Seal] Hubei Minkang Pharmaceutical Co., Ltd.
Legal representative (principal) or authorized representative
(Signature /stamp)
[Seal] Seal of Gu Shuhua
Execution date: May 1st, 2011

Pledgee (Official stamp)
[Seal] Special Seal for Contracts of Bank of Communications Co., Ltd. Yichang Branch
Principal or authorized representative
(Signature /stamp)
[Seal] Seal of Ye Fenggao
Execution date: May 1st, 2011

Articles of joint owner statement (Applicable to circumstances in which collateral are jointly owned):
As the joint owner of the collateral, I (name:       /               ID type:            /           ID No.:                 /               ) have carefully read and confirmed all the articles under this Contract. I acknowledge and agree to Pledgor’s provision of guarantee to Pledgee on the collateral provided.

Signature of the joint owner
MM/DD/YYYY

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”

Schedule of Collateral of Bank of Communications Yichang Branch

May 1st, 2011
Pledgor Title/name: Hubei Minkang Pharmaceutical Co., Ltd
Name of Debtor: Hubei Minkang Pharmaceutical Co., Ltd.	Pledge Contract No.: DA101A110025-2
Name	Unit of measurement	Quantity	Title certificate No.	Location	Insurance certificate number
Land	Square meter	4680.21		Within the factory zone
According to the assessment report[(Yichang)Xincheng(2010)(Illegible)No.010] issued by Yichang Xincheng Real Estate Valuation Consulting Co., Ltd. at[Illegible date] December 2010, the value of the land is RMB~~10,896,000 Yuan~~
11,257,600 Yuan
[Seal: Yichang Branch, Bank of Communications Co., Ltd. special seal for contract (1)

Official seal/signature of the Pledgor: [seal] Hubei Minkang Pharmaceutical Co., Ltd. Case worker: [seal] Seal of GU Shuhua	Official seal of the Pledgee: [seal] Special Seal for Contracts of Bank of Communications Co., Ltd. Yichang Branch Case worker: ZOU Jie

Translator’s Declaration: Refer to the title page of this 11 page document “Maximum Pledge Contract”